FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
               OF PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP


           FIFTH AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP (the "Partnership"), dated as of May 1, 2000 (the "Partnership Agreement"), by and among JP Realty, Inc., as general partner (the "General Partner"), and the Persons whose names are set forth on EXHIBIT A attached thereto and any other Persons who may have become partners in the Partnership as provided therein, as limited partners (the "Limited Partners"). Capitalized terms used but not otherwise defined in this First Amendment shall have the same meanings ascribed to them in the Partnership Agreement.

                           W I T N E S S E T H:

           WHEREAS, on the date hereof, Salomon Smith Barney Tax Advantaged Exchange Fund III, LLC, a Delaware limited liability company (the "Contributor"), has made a capital contribution of $8,000,000 in cash to the Partnership in exchange for which Contributor is entitled to receive an aggregate of 320,000 8.75% Series C Cumulative Redeemable Preferred Units (the "Series C Preferred Units") in the Partnership with the rights, preferences, exchange and other rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions as set forth in the Partnership Agreement, as amended hereby;

           WHEREAS, Contributor desires to become a party to the Partnership Agreement as a Limited Partner and to be bound by the terms, conditions and other provisions of the Partnership Agreement;

           WHEREAS, the Partnership Agreement is hereby amended (the "Amendment") to reflect (i) the issuance of the Series C Preferred Units, (ii) the admission of Contributor as a Limited Partner and holder of 320,000 Series C Preferred Units, and (iii) other matters described herein;

           WHEREAS, pursuant to Section 11.4.C of the Partnership Agreement, the General Partner has approved the restatement of the Schedule of Partners set forth on EXHIBIT A to the Partnership Agreement (the "Schedule of Partners") that reflects the current composition of the Partners of the Partnership; and

           WHEREAS, pursuant to Section 4.2 of the Partnership Agreement, the General Partner is authorized to enter into this Fifth Amendment for purposes of amending the Partnership Agreement to include the Amendment and the Schedule of Partners attached hereto.

           NOW,  THEREFORE,  pursuant  to  Sections  4.2  and  11.4.B   of  the
Partnership Agreement, the General Partner hereby amends the Partnership Agreement as follows:

           1. ISSUANCE OF PREFERRED UNITS. Pursuant to Section 4.2.A of the Partnership Agreement, the Partnership hereby designates a new series of Preferred Units as 8.75% Series C Cumulative Redeemable Preferred Units ("Series C Preferred Units") and the Series C Preferred Units shall have the rights, preferences, exchange rights, voting powers and other restrictions, limitations as to distributions, qualifications and terms and conditions specified in the Partnership Unit Designation attached as SCHEDULE A to this Amendment to the Partnership Agreement (which schedule shall be titled Schedule C when attached to the Partnership Agreement).

           2. SCHEDULE OF PARTNERS. The Schedule of Partners which is set forth on EXHIBIT A to the Partnership Agreement is hereby deleted in its entirety and replaced by the Schedule of Partners on EXHIBIT A attached to this Amendment.

           3. RATIFICATION. Except as expressly modified by this Amendment, all of the provisions of the Partnership Agreement are hereby affirmed and ratified and remain in full force and effect.

           IN WITNESS WHEREOF, this Amendment has been duly executed by the General Partner on behalf of the Partnership and the admitted Limited Partner as of the day and year set forth below.


DATED: May 1, 2000              GENERAL PARTNER:

                                 J.P. REALTY, INC.


                                 By: /s/ G. Rex Frazier
                                     -------------------
                                 Name: G. Rex Frazier
                                 Title: President

                                 SALOMON SMITH BARNEY TAX ADVANTAGED EXCHANGE
                                 FUND III, LLC


                                 By: /s/ Sheri Cabasso
                                    --------------------
                                 Name: Sheri Cabasso
                                 Title: Vice President

                                   SCHEDULE A
                                   ----------

         Terms of 8.75% Series C Cumulative Redeemable Preferred Units

      SECTION 1 DEFINITIONS. Capitalized terms that are used herein shall have the same meanings as set forth in the attached Second Amended and Restated Agreement of Limited Partnership of Price Development Company. Limited Partnership (the "PARTNERSHIP AGREEMENT") or as otherwise set forth below:

     (a) "AFFILIATE" means, as to any Person, any entity which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

     (b) "CHARTER" means the Articles of Amendment and Restatement of the Company, dated as of November 19, 1993, as originally filed as an Articles of Incorporation with the Maryland State Department of Assessments and Taxation (the "DEPARTMENT") on September 8, 1993. as amended by a Certificate of Correction on October 22, 1993, as thereafter amended on October 27, 1993 and by those certain Articles Supplementary filed with the Department on April 23, 1999, July 28, 1999 and May 1, 2000, and as further amended and restated from time to time.

     (c) "LIQUIDATION PREFERENCE" means, with respect to the Series C Preferred Units, the sum, payable in U.S. dollars, of (i) $25.00 per Series C Preferred Unit, plus (ii) the amount of any accumulated and unpaid Priority Return (as hereinafter defined) with respect to such unit, whether or not declared, to the date of payment.

     (d) "PARITY PREFERRED UNITS" means any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding and expressly designated by the Partnership to rank on a parity with the Series C Preferred Units (as hereinafter defined) with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership.

     (e) "PRIORITY RETURN" means an amount, payable in U.S. dollars, equal to 8.75% per annum of the Liquidation Preference per Series C Preferred Unit, commencing on the date of issuance of such Series C Preferred Unit, determined on the basis of a 360-day year of twelve 30-day months (or actual days for any month which is shorter than a full monthly period), cumulative to the extent not distributed on any Series C Preferred Unit Distribution Payment Date.

     (f)   "PTP" means a "publicly traded partnership" within  the  meaning  of
Section 7704 of the Code.

     (g) "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by such person.

     SECTION 2 DESIGNATION AND NUMBER. Pursuant to section 4.2 of the Partnership Agreement, a series of Partnership Units in the Partnership designated as the "8.75% Series C Cumulative Redeemable Preferred Units." (the "SERIES C PREFERRED UNITS") is hereby established. The number of Series Preferred Units shall be 320,000.

     SECTION 3 DISTRIBUTIONS. (a) PAYMENT OF DISTRIBUTIONS. Subject to the rights of holders of Parity Preferred Units as to the payment of distributions, pursuant to other Partnership Unit Designations executed under Section 4.2 of the Partnership Agreement, holders of Series C Preferred Units shall be entitled to receive the Priority Return when, as and if declared by the Partnership acting through the General Partner. Such distributions shall be cumulative, shall accrue from the original date of issuance of the Series C Preferred Units and will be payable (i) quarterly (such quarterly periods for purposes of
payment  and  accrual  will be the  quarterly   periods  ending  on  the  dates
specified in this sentence and not calendar year quarters) in arrears, on March 31, June 30, September 30, and December 31 of each year commencing on June 30, 2000 and, (ii) in the event of a redemption of Series C Preferred Units on the redemption date (each a "SERIES C PREFERRED UNIT DISTRIBUTION PAYMENT DATE"). If any Series C Preferred Unit Distribution Payment Date is not a Business Day (as hereinafter defined), then payment of the distribution to be made on such date will made on the Business Day immediately preceding such date with the same force and effect as if made on such date.
Distributions on the Series C Preferred Units will be made to the holders of record of the Series C Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed 15 Business Days prior to the relevant Series C Preferred Unit Distribution Payment Date (the "SERIES C PREFERRED UNIT PARTNERSHIP RECORD DATE").

     (b) The term "BUSINESS DAY" means each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

     (c) PROHIBITION ON DISTRIBUTION. No distributions on Series C Preferred Units shall be authorized by the General Partner or paid or set apart for payment by the Partnership at any such time as the terms and provisions of any agreement of the Partnership or the General Partner, including any agreement relating to indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent that such authorization or payment shall be restricted or prohibited by law.

     (d) DISTRIBUTIONS CUMULATIVE. Distribution on the Series C Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series C Preferred Units will accumulate as of the Series C Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series C preferred Unit Distribution Payment Date to holders of record of the Series C Preferred Units on the record date fixed by the Partnership acting through the General Partner which date shall not be more than 15 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

     (e) PRIORITY AS TO DISTRIBUTIONS. (i) So long as any Series C Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest ranking junior as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership to the Series C Preferred Units (collectively, "JUNIOR UNITS"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series C Preferred units, any Parity Preferred Units or other acquisition for consideration of any Series C Preferred Units, any Parity Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all Series C Preferred Units and all classes and series of outstanding Parity Preferred Units have been paid in full. The foregoing sentence shall not prohibit (x) distributions payable solely in Junior Units,
(y) the conversion of Junior Units or Parity Preferred Units into Partnership Interests ranking junior to the Series C Preferred Units, or (z) the redemption of Partnership Interests corresponding to any Series C Preferred Stock, Parity Preferred Stock or Junior Stock to be purchased by the General Partner pursuant to Article NINTH of the Charter) to preserve the General Partner's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article NINTH of the Charter.

           (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series C Preferred Units, all distributions authorized and declared on the Series C Preferred Units and all classes or series of outstanding Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series C Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series C Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.

     (f) NO FURTHER RIGHTS. Holders of Series C Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of time full cumulative distributions described herein.

     SECTION 4 LIQUIDATION PROCEEDS. (a) Subject to the rights of holders of Parity Preferred Units with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, each holder of Series C Preferred Units shall be entitled to receive out of the assets of the Partnership legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Partnership, but before any payment or distributions of the assets shall be made to holders of Junior Units, an amount equal to such holder's Liquidation Preference; provided, however, that in no event shall such amount exceed such holder's Capital Account balance on the date of distribution. If, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series C Preferred Units and any Parity Preferred Units as to rights upon liquidating, dissolution or winding-up of the Partnership, all payments of liquidation, distributions on the Series C Preferred Units and such Parity Preferred Units shall be made so that the payments on the Series C Preferred Units and such Parity Preferred Units shall in all cases bear to each other the same ratio that the respective rights of the Series C Preferred Units and such other Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Units do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Partnership bear to each other.

     (b) NOTICE. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

     (c) NO FURTHER RIGHTS. After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series C Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

     (d) CONSOLIDATION, MERGER OR CERTAIN OTHER TRANSACTIONS. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

     SECTION 5 OPTIONAL REDEMPTION. (a) RIGHT OF OPTIONAL REDEMPTION. The Series C Preferred Units may not be redeemed prior to May 1, 2005. On or after such date, the Partnership shall have the right to redeem the Series C Preferred Units, in whole (but, not in part), at any time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the Liquidation Preference (the "SERIES C REDEMPTION PRICE").

     (b) LIMITATION ON REDEMPTION. (i) The Series C Redemption Price (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of the sale proceeds of capital stock of the General Partner, which will be contributed by the General Partner to the Partnership as an additional capital contribution, or out of the sale of limited partnership interests in the Partnership and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock (as such terms are defined in the Charter of the General Partner), shares, participation or other ownership interest (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

           (ii) The Partnership may not redeem fewer than all of the outstanding Series C Preferred Units unless all accumulated and unpaid distributions have been paid on all Series C Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

     (c) PROCEDURES FOR REDEMPTION. (i) Notice of redemption will he (A) faxed, and (B) mailed by the Partnership, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series C Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (1) the redemption date, (2) the Series C Redemption Price, (3) the aggregate number of Series C Preferred Units to be redeemed, (4) the place or places where such Series C Preferred Units are to be surrendered for payment of the Series C Redemption Price, (5) that distributions on the Series C Preferred Units to be redeemed will cease to accumulate on such redemption date and (6) that payment of the Series C Redemption Price will be made upon presentation and surrender of such Series C Preferred Units.

           (ii) If the Partnership gives a notice of redemption in respect of Series C Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series C Preferred Units being redeemed funds sufficient to pay the applicable Series C Redemption Price and will give irrevocable instructions and authority to pay such Series C Redemption Price to the holders of the Series C Preferred Units upon surrender of the Series C Preferred Units by such holders at the place designated in the notice of redemption. On and after the date of redemption, distributions will cease to accumulate on the Series C Preferred Units called for redemption, unless the Partnership defaults in the payment thereof, if any date fixed for redemption of Series C Preferred Units is not a Business Day, then payment of the Series C Redemption Price payable on such date will he made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will he made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series C Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series C Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will he considered the date fixed for redemption for purposes of calculating the applicable Series C Redemption Price.

     SECTION 6 VOTING RIGHTS. (a) GENERAL. Holders of the Series C Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth in Section 14.2 of the Partnership Agreement and in this Section 6.

     (b) CERTAIN VOTING RIGHTS. So long as any Series C Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Units outstanding at the time: (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking prior to the Series C Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any Partnership Interests into any such Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests; (ii) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify any Partnership Interest into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests but only to the extent such Parity Preferred Units are issued to an Affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates of the Partnership; or (iii) either (A) exchange shares with, consolidate with, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity or (B) amend, alter or repeal the provisions of the Partnership Agreement, whether by merger, consolidation or otherwise, that would adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Units or the holders thereof: PROVIDED, HOWEVER, that with respect to the occurrence of a share exchange, merger, consolidation or a sale or lease of all of the Partnership's assets as an entirety, so long as (1) the Partnership is the surviving entity and the Series C Preferred Units remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series C Preferred Units for other interests in such entity having substantially the same terms and rights as the Series C Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to adversely affect such rights, privileges or voting powers of the holders of the Series C Preferred Units; and PROVIDED FURTHER that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (y) junior to the Series C Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (z) on a parity to the Series C Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, to the extent such Partnership Interest are not issued to an affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates of the Partnership, such issuance shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. In the event of any conflict between the provisions of Section 14.2 of the Partnership Agreement and the provisions of this SECTION 6, the provisions of this SECTION 6 shall control.

     SECTION 7 TRANSFER RESTRICTIONS. The Series C Preferred Units shall be subject to all of the provisions of Article 11 of the Partnership Agreement.
Article 11 is hereby amended by adding a new Section 11.8 to the end of Article 11 as follows:

     "11.8 Notwithstanding anything to the contrary contained in Article 11 hereof, (i) a transfer of all or any portion of the Series C Preferred Units shall not require the consent of the General Partner; (ii) the transferee of such transfer shall be admitted to the Partnership as a Limited Partner on the closing date of such transfer; (iii) the Partnership and the General Partner shall treat such transferee as the absolute owner of the interest transferred in all respects; and (iv) the General Partner shall not have the right to require any transferor or transferee of such Series C Preferred Units to have such Series C Preferred Units redeemed; provided that the foregoing shall not apply to (x) a transfer in violation of Section 11.3C hereof, (y) a transfer that would create a risk that the Partnership would fail to qualify for the private placement or lack of actual trading safe harbor of Notice 88-75 or Treasury Regulation *1.7704-1, and (z) a transfer to any Person that is a competitor (as reasonably determined by the General Partner) of the General Partner."

     SECTION 8 EXCHANGE RIGHTS. (a) RIGHT TO EXCHANGE. (i) Subject in all cases to the ownership limitations set forth in the Charter, Series C Preferred Units will he exchangeable in whole (but not in part) at any time on or after the tenth (10th) anniversary of the date of issuance, at the option of the holders thereof, for authorized but previously unissued shares of 8.75% Series C Cumulative Redeemable Preferred Stock of the General Partner (the "SERIES C PREFERRED STOCK") at an exchange rate of one share of Series C Preferred Stock for one Series C Preferred Unit, subject to adjustment as described below (the "SERIES C EXCHANGE PRICE"), provided that the Series C Preferred Units will become exchangeable at any time, in whole (but not in part), at the option of the holders of Series C Preferred Units for Series C Preferred Stock if (x) at any time full distributions shall not have been timely made on any Series C Preferred Unit with respect to six prior quarterly distribution periods, whether or not consecutive; PROVIDED, HOWEVER, that a distribution in respect of Series C Preferred Units shall be considered timely made if made within two Business Days after the applicable Series C Preferred Units Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made, (y) upon receipt by a holder or holders of Series C Preferred Units of (1) notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and (2) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series C Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP, or (z) the holders of the Series C Preferred Units determine and the General Partner confirms that such holders hold or will hold 20% or more of the profits and capital interests of the Partnership: PROVIDED, that (i) in the case of clause (z), the Series C Preferred Units will be exchangeable only to the extent necessary to reduce the holdings of the holders of the Series C Preferred Units to less than 20% of the profits and capital interests of the Partnership and (ii) if such notice and opinion described in clauses (1) and
(2) refers to a defined event, the Series C Preferred Units will become exchangeable only after the defined event occurs; PROVIDED FURTHER, that in the event any such exchange would result from application of clause (y)(2) above, no exchange will he available to the holders of Series C Preferred Units if, within 15 Business Days of the date of delivery of the opinion referred to in clause (y)(2) above, the General Partner delivers to such holders an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to the General Partner, that upon the occurrence of such defined event the Partnership will not or likely will not become a PTP. In addition to and not in limitation of the foregoing, but subject to the ownership limitations in the Charter, the Series C Preferred Units may be exchanged for Series C Preferred Stock, in whole (but not in part), at the option of any holder prior to the tenth (10th) anniversary of the issuance date and after the third anniversary thereof if such holder of Series C Preferred Units shall deliver to the General Partner either (i) a private letter ruling addressed to such holder of Series C Preferred Units or (ii) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series C Preferred Units at such earlier time would not cause the Series C Preferred Units to be considered "stock and securities" within the meaning of
Section 351(c) of the Code for purposes of determining whether time holder of such Series C Preferred Units is an "investment company" under Section 721(b) of the Code if an exchange is permitted at such earlier date.

           (ii) Notwithstanding anything to the contrary set forth in SECTION 8(A)(I), if an Exchange Notice (as hereinafter defined) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all (but not a portion) of the outstanding Series C Preferred Units for cash in an amount equal to the Liquidation Preference per Series C Preferred Unit. The General Partner may exercise its option to redeem the Series C Preferred Units for cash pursuant to this SECTION 8(A)(II) by giving each holder of record of Series C Preferred Units notice of its election to redeem for cash, within 15 Business Days after receipt of the Exchange Notice, by fax and registered mail, postage paid, at time address of each holder as it may appear on the records of the Partnership stating (A) the redemption date, which shall be no later than 60 days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series C Preferred Units are to be surrendered for payment of the redemption price, (D) that distributions on the Series C Preferred Units will cease to accrue on such redemption date, (E) that payment of the redemption price will he made upon presentation and surrender of time Series C Preferred Units and (F) the aggregate number of Series C Preferred Units to be redeemed.

           (iii) If an exchange of all or a portion of Series C Preferred Units pursuant to SECTION 8(A)(I) would violate the provisions on ownership limitation of the General Partner set forth in Article NINTH of the Charter of the General Partner with respect to the Series C Preferred Stock, the General Partner shall give written notice thereof to each holder of record of Series C Preferred Units, within 15 Business Days following receipt of the Exchange Notice, by fax, and registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of Series C Preferred Units shall he entitled to exchange, pursuant to the provisions of SECTION 8(B) a number of Series C Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Article NINTH of the Charter of the General Partner and any Series C Preferred Units not so exchanged (the "EXCESS UNITS") shall be redeemed by the Partnership for cash in an amount equal to the Liquidation Preference. The written notice of the General Partner shall state (A) the number of Excess Units held by such holder, (B) the redemption price of the Excess Units, (C) the date on which such Excess Units shall he redeemed, which date shall be no later than 60 days following the receipt of the Exchange Notice, (D) the place or places where such Excess Units are to be surrendered for payment of the Redemption Price, (E) that distributions on the Excess Units will cease to accrue on such redemption date, and (F) that payment of the redemption price will be made upon presentation and surrender of such Excess Units. In the event an exchange would result in Excess Units, as a condition to such exchange each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (1) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to own in excess of 5.0% of the stock of the General Partner; and (2) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of Units of the Partnership and its affiliates.

           (iv) The redemption of Series C Preferred Units described in SECTION 8(A)(II) AND (III) shall be subject to the provisions of SECTION 5 provided, however, that the term "redemption price" in such Section shall he read to mean the Liquidation Preference per Series C Preferred Unit being redeemed.

     (b) PROCEDURE FOR EXCHANGE. (i) Any exchange shall be exercised pursuant to a notice of exchange (the "EXCHANGE NOTICE") delivered to the General Partner by the holder who is exercising such exchange right, by fax and by certified mail postage prepaid. The exchange of Series C Preferred Units, or a specified portion thereof, may be effected after the fifth Business Day following receipt by the General Partner of the Exchange Notice by delivering certificates, if any, representing such Series C Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series C Preferred Units to the office of the General Partner maintained for such purpose. Currently, such office is located at 35 Century Park-Way, Salt Lake City, Utah 84115. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series C Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the

Exchange Price shall have been paid. Any Series C Preferred Stock issued pursuant to this SECTION 8 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Charter, the ByLaws of the General Partner, the Securities Act of 1933, as amended, and relevant state securities or blue sky laws.

           (ii) In the event of an exchange of Series C Preferred Units for shares of Series C Preferred Stock, an amount equal to the accrued and unpaid Priority Return, whether or not declared, to the date of exchange on any Series C Preferred Units tendered for exchange shall (a) accrue on the shares of the Series C Preferred Stock for which such Series C Preferred Units are exchanged, and (b) continue to accrue on such Series C Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series C Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series C Preferred Unit that was validly exchanged into Series C Preferred Stock pursuant to this section (other than the General Partner now holding such Series C Preferred Unit), receive a distribution from the Partnership, if such holder, after exchange, is entitled to receive a distribution from the General Partner with respect to the share of Series C Preferred Stock for which such Series C Preferred Unit was exchanged or redeemed.

           (iii) Fractional shares of Series C Preferred Stock are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series C Preferred Stock on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

     (c) ADJUSTMENT OF EXCHANGE PRICE. (i) The Exchange Price is subject to adjustment upon certain events, including subdivisions, combinations and reclassification of the Series C Preferred Stock.

           (ii) In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series C Preferred Stock will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series C Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of Series C Preferred Stock or fraction thereof into which one Series C Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     SECTION 9 NO CONVERSION RIGHTS. Except as set forth in SECTION 8, the holders of the Series C Preferred Units shall not have any rights to convert such units into shares of any other class or series of stock or into any other securities of, or interest in, the Partnership.

     SECTION 10 NO SINKING FUND. No sinking fund shall be established for the retirement or redemption of Series C Preferred Units.

     SECTION 11 EXHIBIT A TO PARTNERSHIP AGREEMENT. In order to duly reflect the issuance of the Series C Preferred Units provided for herein, the Partnership Agreement is hereby further amended pursuant to Section 14.1.B thereof by deleting Exhibit A thereto and replacing Exhibit A attached hereto therefor.

     SECTION 12 ALLOCATION OF GROSS INCOME. The following paragraph shall be applied in conjunction with Section 6.2H of the Partnership Agreement:

                The allocation of gross income to the Series C Preferred Units pursuant to Section 6.2H for any Partnership Year shall be limited to the excess, if any, of Profits over Losses for all Partnership Years since the issuance of the Series C Preferred Units (calculated solely for this purpose as if Section 6.2H were not part of the Partnership Agreement and without regard to Depreciation); PROVIDED, that the aggregate gross income allocation to be made to the Class C Preferred Units and any other Parity Preferred Units subject to a similar limitation shall not exceed the relevant amount of Profits over Losses available to be allocated to all such Parity Preferred Units.

                                  EXHIBIT A
                                  ---------

                       PARTNERS AND PARTNERSHIP INTERESTS
                       ----------------------------------

                                                         Partnership                       Percentage
                  Name of Partner                           Units                           Interest
----------------------------------------------------------------------------------------------------------
GENERAL PARTNER
---------------
JP Realty, Inc.
35 Century Park-Way
Salt Lake City, Utah 84115                                     16,219,290                         81.68727%

LIMITED PARTNERS
----------------
Boise Mall Investment Company, Ltd.                               824,411                          4.15208%
Brown, Mike                                                           125                          0.00063%
Butterworth, Jodi                                                     150                          0.00076%
Bybee, Terry                                                          320                          0.00161%
Cache Valley Mall Partnership, Ltd.                               328,813                          1.65604%
Chandler, Harry                                                       100                          0.00050%
Clauson, Pat                                                          100                          0.00050%
Cloward, Burke                                                     35,460                          0.17859%
Cordano, Alan                                                         765                          0.00385%
Cordano, James                                                      1,531                          0.00771%
Curtis, Greg                                                           24                          0.00012%
East Ridge Partnership                                                100                          0.00050%
Enslow, Mike                                                          320                          0.00161%
Fairfax Holding, LLC                                              786,226                          3.95977%
Frank, Alan                                                         5,486                          0.02763%
Frazier, G. Rex                                                     3,680                          0.01853%
Frei, Michael                                                       6,817                          0.03433%
Gillette, Jerry                                                       100                          0.00050%
Hall Investment Company                                            10,204                          0.05139%
Hansen, Kenneth                                                     5,102                          0.02570%
JCP Realty, Inc.                                                  350,460                          1.76507%
KFC Advertising                                                     5,487                          0.02763%
Kelley, Chad                                                          125                          0.00063%
Kelley, Paul                                                           25                          0.00013%
King American Hospital, Ltd.                                       63,424                          0.31943%
King Provo, Ltd.                                                   64,872                          0.32672%
King, Warren P.                                                     6,244                          0.03145%
Mendenhall, Paul K.                                                   214                          0.00108%
Mulkey, Tom                                                           100                          0.00050%
North Plains Development Company, Ltd.                             19,033                          0.09586%


                                                         Partnership                       Percentage
                  Name of Partner                           Units                           Interest
----------------------------------------------------------------------------------------------------------
North Plains Land Company, Ltd.                                     1,758                          0.00885%
Olson, Carl                                                         1,894                          0.00954%
Orton, Byron                                                          125                          0.00063%
Peterson, Martin G.                                                   692                          0.00349%
Pine Ridge Development Company, Ltd.                               77,641                          0.39103%
Pine Ridge Land Company, Ltd.                                       5,176                          0.02607%
Price, John                                                           200                          0.00101%
Price, Steven                                                         350                          0.00176%
Price 800 Company, Ltd.                                           156,615                          0.78878%
Price Commerce, Ltd.                                               63,423                          0.31943%
Price East Bay, Ltd.                                               37,157                          0.18714%
Price Eugene Bailey Company, Ltd.                                  17,497                          0.08812%
Price Fremont Company, Ltd.                                       166,315                          0.83763%
Price Glendale Company, Ltd.                                        3,935                          0.01982%
Price Orem Investment Company, Ltd.                                66,747                          0.33617%
Price Plaza 800 Company, Ltd.                                      12,199                          0.06144%
Price Riverside Company, Ltd.                                      10,983                          0.05532%
Price Rock Springs Company, Ltd.                                   11,100                          0.05590%
Price Taywin Company, Ltd.                                        106,381                          0.53578%
Priet, Nettie                                                         100                          0.00050%
Red Cliff Mall Investment Company                                 167,379                          0.84299%
Roebbelen Engineering                                              72,000                          0.36262%
Souvall, Sam                                                       23,371                          0.11771%
Taycor Ltd.                                                        35,462                          0.17860%
Tech Park II Company, Ltd.                                          4,929                          0.02482%
Vise, Phil                                                            160                          0.00081%
Watcott, Keith                                                     35,460                          0.17859%
Watkins, Gary                                                       5,102                          0.02570%
Wilcher, Abe                                                        5,306                          0.02672%
Wilcher, Lena                                                      10,000                          0.05036%
YSP                                                                16,787                          0.08455%
                                                    ---------------------             ---------------------
Total                                                          19,855,352                        100.00000%
                                                    ---------------------             ---------------------


SSB Tax Advantaged Exchange Fund I, LLC                           510,000                       100.00000%{1}
                                                    ---------------------             --------------------


Belcrest Realty Corporation                                     2,575,000                        73.02632%{2}
Belair Real Estate Corporation                                  1,255,000                        26.97368%{2}
                                                    ---------------------             --------------------
                                                                3,800,000                        100.00000%
                                                    ---------------------             --------------------


SSB Tax Advantaged Exchange Fund III, LLC                         320,000                       100.00000%{3}
                                                    ---------------------             --------------------

1. Represents all of the Series A Preferred Units issued by the Partnership.
2. Represents a percentage of the Series B Preferred Units issued by the Partnership.
3. Represents all of the Series C Preferred Units issued by the Partnership.